UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 23, 2008
(Date of Earliest Event Reported: September 6, 2007)

CYBER DEFENSE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Florida	333-46424	45-0508387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10460 Roosevelt Boulevard, Suite 187, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)

(727) 577-0878

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS

On April 20, 2008, Mr. Frank Lively resigned as Chairman and CEO of Techsphere Systems International, Inc., (TSI) to pursue their other interest, with such resignation to become effective immediately.

Item 8.01 OTHER EVENTS

Cyber Defense Systems Inc. (Cyber) is in the process of reevaluating its wholly owned subsidiary Techsphere Systems International, Inc., (TSI) and the Airship operations. The company plans to close the Columbus facility. The Investment in Techsphere of $5,011,276 and the current license with 21st century carried at $1,523,780 that TSI has not renewed, the receivables, line of credit and loans to TSI totaling $3,810,795 carried as intercompany assets by Cyber will all be written down to $.0, in the up coming 10K. The company will also cancel the previously announced dividend of TSI stock first announced on September 6, 2007. The company is negotiating for the sale of certain assets to pay down debt and plans to restructure its notes and terms with its primary lender the N.I.R. Group. The company is exploring joint ventures and combinations with other UAV and security companies moving forward. The company continues to move towards completion of the 10K SB and up coming 10Q with hopes to be able to release these results in the near future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	None.
(b)	None.
(c)	Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2008
CYBER DEFENSE SYSTEMS, INC.

By:	/s/ William C. Robinson
Name: Title:	William C. Robinson Chief Executive Officer